Exhibit 3.1

AMENDMENTS TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION
ACT (12 U.S.C. SECTION 1451 ET SEQ.) PURSUANT TO THE FEDERAL HOUSING
FINANCE REGULATORY REFORM ACT OF 2008

The Housing and Economic Recovery Act of 2008 was signed into law on July 30, 2008 as Public Law No. 110-289. Division A of this legislation, the Federal Housing Finance Regulatory Reform Act of 2008, contains various provisions that amend our charter, the Federal Home Loan Mortgage Corporation Act. These provisions are set forth below.

SEC. 1113. PROHIBITION AND WITHHOLDING OF EXECUTIVE COMPENSATION.

(a) IN GENERAL — Section 1318 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4518) is amended —

(1) in the section heading, by striking “OF EXCESSIVE” and inserting “AND WITHHOLDING OF EXECUTIVE;

(2) in subsection (a) —

(A) by striking “enterprise” and inserting “regulated entity”; and

(B) by striking “enterprises” and inserting “regulated entities”;

(3) by redesignating subsection (b) as subsection (d); and

(4) by inserting after subsection (a) the following:

‘‘(b) FACTORS — In making any determination under subsection (a), the Director may take into consideration any factors the Director considers relevant, including any wrongdoing on the part of the executive officer, and such wrongdoing shall include any fraudulent act or omission, breach of trust or fiduciary duty, violation of law, rule, regulation, order, or written agreement, and insider abuse with respect to the regulated entity. The approval of an agreement or contract pursuant to section 309(d)(3)(B) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1723a(d)(3)(B)) or section 303(h)(2) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1452(h)(2)) shall not preclude the Director from making any subsequent determination under subsection (a).

‘‘(c) WITHHOLDING OF COMPENSATION — In carrying out subsection (a), the Director may require a regulated entity to withhold any payment, transfer, or disbursement of compensation to an executive officer, or to place such compensation in an escrow account, during the review of the reasonableness and comparability of compensation.”.

(b) CONFORMING AMENDMENTS —

(1) FANNIE MAE — Section 309(d) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1723a(d)) is amended by adding at the end the following new paragraph:

‘‘(4) Notwithstanding any other provision of this section, the corporation shall not transfer, disburse, or pay compensation to any executive officer, or enter into an agreement with such executive officer, without the approval of the Director, for matters being reviewed under section 1318 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4518).”.

(2) FREDDIE MAC — Section 303(h) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1452(h)) is amended by adding at the end the following new paragraph:

‘‘(4) Notwithstanding any other provision of this section, the Corporation shall not transfer, disburse, or pay compensation to any executive officer, or enter into an agreement with such executive officer, without the approval of the Director, for matters being reviewed under section 1318 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4518).”.

(3) FEDERAL HOME LOAN BANKS — Section 7 of the Federal Home Loan Bank Act (12 U.S.C. 1427) is amended by adding at the end the following new subsection:

‘‘(l) Withholding of Compensation — Notwithstanding any other provision of this section, a Federal Home Loan Bank shall not transfer, disburse, or pay compensation to any executive officer, or enter into an agreement with such executive officer, without the approval of the Director, for matters being reviewed under section 1318 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4518).”.

SEC. 1117. TEMPORARY AUTHORITY FOR PURCHASE OF OBLIGATIONS OF REGULATED ENTITIES BY SECRETARY OF TREASURY.

(a) FANNIE MAE — Section 304 of the Federal National Mortgage Association Charter Act (12 U.S.C. 1719) is amended by adding at the end the following new subsection:

“(g) TEMPORARY AUTHORITY OF TREASURY TO PURCHASE OBLIGATIONS AND SECURITIES; CONDITIONS —

“(1) AUTHORITY TO PURCHASE —

“(A) GENERAL AUTHORITY — In addition to the authority under subsection (c) of this section, the Secretary of the Treasury is authorized to purchase any obligations and other securities issued by the corporation under any section of this Act, on such terms and conditions as the Secretary may determine and in such amounts as the Secretary may determine. Nothing in this subsection requires the corporation to issue obligations or securities to the Secretary without mutual agreement between the Secretary and the corporation. Nothing in this subsection permits or authorizes the Secretary, without the agreement of the corporation, to engage in open market purchases of the common securities of the corporation.

“(B) EMERGENCY DETERMINATION REQUIRED — In connection with any use of this authority, the Secretary must determine that such actions are necessary to —

“(i) provide stability to the financial markets;

“(ii) prevent disruptions in the availability of mortgage finance; and

“(iii) protect the taxpayer.

“(C) CONSIDERATIONS — To protect the taxpayers, the Secretary of the Treasury shall take into consideration the following in connection with exercising the authority contained in this paragraph:

“(i) The need for preferences or priorities regarding payments to the Government.

“(ii) Limits on maturity or disposition of obligations or securities to be purchased.

“(iii) The corporation’s plan for the orderly resumption of private market funding or capital market access.

“(iv) The probability of the corporation fulfilling the terms of any such obligation or other security, including repayment.

“(v) The need to maintain the corporation’s status as a private shareholder-owned company.

“(vi) Restrictions on the use of corporation resources, including limitations on the payment of dividends and executive compensation and any such other terms and conditions as appropriate for those purposes.

“(D) REPORTS TO CONGRESS — Upon exercise of this authority, the Secretary shall report to the Committees on the Budget, Financial Services, and Ways and Means of the House of Representatives and the Committees on the Budget, Finance, and Banking, Housing, and Urban Affairs of the Senate as to the necessity for the purchase and the determinations made by the Secretary under subparagraph (B) and with respect to the considerations required under subparagraph (C), and the size, terms, and probability of repayment or fulfillment of other terms of such purchase.

“(2) RIGHTS; SALE OF OBLIGATIONS AND SECURITIES —

“(A) EXERCISE OF RIGHTS — The Secretary of the Treasury may, at any time, exercise any rights received in connection with such purchases.

“(B) SALE OF OBLIGATION AND SECURITIES — The Secretary of the Treasury may, at any time, subject to the terms of the security or otherwise upon terms and conditions and at prices determined by the Secretary, sell any obligation or security acquired by the Secretary under this subsection.

“(C) APPLICATION OF SUNSET TO PURCHASED OBLIGATIONS OR SECURITIES — The authority of the Secretary of the Treasury to hold, exercise any rights received in connection with, or sell, any obligations or securities purchased is not subject to the provisions of paragraph (4).

“(3) FUNDING — For the purpose of the authorities granted in this subsection, the Secretary of the Treasury may use the proceeds of the sale of any securities issued under chapter 31 of Title 31, and the purposes for which securities may be issued under chapter 31 of Title 31 are extended to include such purchases and the exercise of any rights in connection with such purchases. Any funds expended for the purchase of, or modifications to, obligations and securities, or the exercise of any rights received in connection with such purchases under this subsection shall be deemed appropriated at the time of such purchase, modification, or exercise.

“(4) TERMINATION OF AUTHORITY — The authority under this subsection (g), with the exception of paragraphs (2) and (3) of this subsection, shall expire December 31, 2009.

“(5) AUTHORITY OF THE DIRECTOR WITH RESPECT TO EXECUTIVE COMPENSATION — The Director shall have the power to approve, disapprove, or modify the executive compensation of the corporation, as defined under Regulation S-K, 17 C.F.R. 229.”.

(b) FREDDIE MAC — Section 306 of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1455) is amended by adding at the end the following new subsection:

“(l) TEMPORARY AUTHORITY OF TREASURY TO PURCHASE OBLIGATIONS AND SECURITIES; CONDITIONS —

“(1) AUTHORITY TO PURCHASE —

“(A) GENERAL AUTHORITY — In addition to the authority under subsection (c) of this section, the Secretary of the Treasury is authorized to purchase any obligations and other securities issued by the Corporation under any section of this Act, on such terms and conditions as the Secretary may determine and in such amounts as the Secretary may determine. Nothing in this subsection requires the Corporation to issue obligations or securities to the Secretary without mutual agreement between the Secretary and the Corporation. Nothing in this subsection permits or authorizes the Secretary, without the agreement of the Corporation, to engage in open market purchases of the common securities of the Corporation.

“(B) EMERGENCY DETERMINATION REQUIRED — In connection with any use of this authority, the Secretary must determine that such actions are necessary to —

“(i) provide stability to the financial markets;

“(ii) prevent disruptions in the availability of mortgage finance; and

“(iii) protect the taxpayer.

“(C) CONSIDERATIONS — To protect the taxpayers, the Secretary of the Treasury shall take into consideration the following in connection with exercising the authority contained in this paragraph:

“(i) The need for preferences or priorities regarding payments to the Government.

“(ii) Limits on maturity or disposition of obligations or securities to be purchased.

“(iii) The Corporation’s plan for the orderly resumption of private market funding or capital market access.

“(iv) The probability of the Corporation fulfilling the terms of any such obligation or other security, including repayment.

“(v) The need to maintain the Corporation’s status as a private shareholder-owned company.

“(vi) Restrictions on the use of Corporation resources, including limitations on the payment of dividends and executive compensation and any such other terms and conditions as appropriate for those purposes.

“(D) REPORTS TO CONGRESS — Upon exercise of this authority, the Secretary shall report to the Committees on the Budget, Financial Services, and Ways and Means of the House of Representatives and the Committees on the Budget, Finance, and Banking, Housing, and Urban Affairs of the Senate as to the necessity for the purchase and the determinations made by the Secretary under subparagraph (B) and with respect to the considerations required under subparagraph (C), and the size, terms, and probability of repayment or fulfillment of other terms of such purchase.

“(2) RIGHTS; SALE OF OBLIGATIONS AND SECURITIES —

“(A) EXERCISE OF RIGHTS — The Secretary of the Treasury may, at any time, exercise any rights received in connection with such purchases.

“(B) SALE OF OBLIGATION AND SECURITIES — The Secretary of the Treasury may, at any time, subject to the terms of the security or otherwise upon terms and conditions and at prices determined by the Secretary, sell any obligation or security acquired by the Secretary under this subsection.

“(C) APPLICATION OF SUNSET TO PURCHASED OBLIGATIONS OR SECURITIES — The authority of the Secretary of the Treasury to hold, exercise any rights received in connection with, or sell, any obligations or securities purchased is not subject to the provisions of paragraph (4).

“(3) FUNDING — For the purpose of the authorities granted in this subsection, the Secretary of the Treasury may use the proceeds of the sale of any securities issued under chapter 31 of Title 31, and the purposes for which securities may be issued under chapter 31 of Title 31 are extended to include such purchases and the exercise of any rights in connection with such purchases. Any funds expended for the purchase of, or modifications to, obligations and securities, or the exercise of any rights received in connection with such purchases under this subsection shall be deemed appropriated at the time of such purchase, modification, or exercise.

“(4) TERMINATION OF AUTHORITY — The authority under this subsection (l), with the exception of paragraphs (2) and (3) of this subsection, shall expire December 31, 2009.

“(5) AUTHORITY OF THE DIRECTOR WITH RESPECT TO EXECUTIVE COMPENSATION — The Director shall have the power to approve, disapprove, or modify the executive compensation of the Corporation, as defined under Regulation S-K, 17 C.F.R. 229.”.

(c) FEDERAL HOME LOAN BANKS — Section 11 of the Federal Home Loan Bank Act (12 U.S.C. 1431) is amended by adding at the end the following new subsection:

“(l) TEMPORARY AUTHORITY OF TREASURY TO PURCHASE OBLIGATIONS; CONDITIONS —

“(1) AUTHORITY TO PURCHASE —

“(A) GENERAL AUTHORITY — In addition to the authority under subsection (i) of this section, the Secretary of the Treasury is authorized to purchase any obligations issued by any Federal Home Loan Bank under any section of this Act, on such terms and conditions as the Secretary may determine and in such amounts as the Secretary may determine. Nothing in this subsection requires a Federal Home Loan Bank to issue obligations or securities to the Secretary without mutual agreement between the Secretary and the Federal Home Loan Bank. Nothing in this subsection permits or authorizes the Secretary, without the agreement of the Federal Home Loan Bank, to engage in open market purchases of the common securities of any Federal Home Loan Bank.

“(B) EMERGENCY DETERMINATION REQUIRED — In connection with any use of this authority, the Secretary must determine that such actions are necessary to —

“(i) provide stability to the financial markets;

“(ii) prevent disruptions in the availability of mortgage finance; and

“(iii) protect the taxpayer.

“(C) CONSIDERATIONS — To protect the taxpayers, the Secretary of the Treasury shall take into consideration the following in connection with exercising the authority contained in this paragraph:

“(i) The need for preferences or priorities regarding payments to the Government.

“(ii) Limits on maturity or disposition of obligations or securities to be purchased.

“(iii) The Federal Home Loan Bank’s plan for the orderly resumption of private market funding or capital market access.

“(iv) The probability of the Federal Home Loan Bank fulfilling the terms of any such obligation or other security, including repayment.

“(v) The need to maintain the Federal Home Loan Bank’s status as a private shareholder-owned company.

“(vi) Restrictions on the use of Federal Home Loan Bank resources, including limitations on the payment of dividends and executive compensation and any such other terms and conditions as appropriate for those purposes.

“(D) REPORTS TO CONGRESS — Upon exercise of this authority, the Secretary shall report to the Committees on the Budget, Financial Services, and Ways and Means of the House of Representatives and the Committees on the Budget, Finance, and Banking, Housing, and Urban Affairs of the Senate as to the necessity for the purchase and the determinations made by the Secretary under subparagraph (B) and with respect to the considerations required under subparagraph (C), and the size, terms, and probability of repayment or fulfillment of other terms of such purchase.

“(2) RIGHTS; SALE OF OBLIGATIONS AND SECURITIES —

“(A) EXERCISE OF RIGHTS — The Secretary of the Treasury may, at any time, exercise any rights received in connection with such purchases.

“(B) SALE OF OBLIGATIONS — The Secretary of the Treasury may, at any time, subject to the terms of the security or otherwise upon terms and conditions and at prices determined by the Secretary, sell any obligation acquired by the Secretary under this subsection.

“(C) APPLICATION OF SUNSET TO PURCHASED OBLIGATIONS — The authority of the Secretary of the Treasury to hold, exercise any rights received in connection with, or sell, any obligations purchased is not subject to the provisions of paragraph (4).

“(3) FUNDING — For the purpose of the authorities granted in this subsection, the Secretary of the Treasury may use the proceeds of the sale of any securities issued under chapter 31 of Title 31, and the purposes for which securities may be issued under chapter 31 of Title 31 are extended to include such purchases and the exercise of any rights in connection with such purchases. Any funds expended for the purchase of, or modifications to, obligations and securities, or the exercise of any rights received in connection with such purchases under this subsection shall be deemed appropriated at the time of such purchase, modification, or exercise.

“(4) TERMINATION OF AUTHORITY — The authority under this subsection (l), with the exception of paragraphs (2) and (3) of this subsection, shall expire December 31, 2009.

“(5) AUTHORITY OF THE DIRECTOR WITH RESPECT TO EXECUTIVE COMPENSATION — The Director shall have the power to approve, disapprove, or modify the executive compensation of the Federal Home Loan Bank, as defined under Regulation S-K, 17 C.F.R. 229.”.

SEC. 1124. CONFORMING LOAN LIMITS.

(a) FANNIE MAE —

(1) GENERAL LIMIT — Section 302(b)(2) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1717(b)(2)) is amended by striking the 7th and 8th sentences and inserting the following new sentences: “Such limitations shall not exceed $417,000 for a mortgage secured by a single-family residence, $533,850 for a mortgage secured by a 2-family residence, $645,300 for a mortgage secured by a 3-family residence, and $801,950 for a mortgage secured by a 4-family residence, except that such maximum limitations shall be adjusted effective January 1 of each year beginning after the effective date of the Federal Housing Finance Regulatory Reform Act of 2008, subject to the limitations in this paragraph. Each adjustment shall be made by adding to each such amount (as it may have been previously adjusted) a percentage thereof equal to the percentage increase, during the most recent 12-month or 4-quarter period ending before the time of determining such annual adjustment, in the housing price index maintained by the Director of the Federal Housing Finance Agency (pursuant to section 1322 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4541)). If the change in such house price index during the most recent 12-month or 4-quarter period ending before the time of determining such annual adjustment is a decrease, then no adjustment shall be made for the next year, and the next adjustment shall take into account prior declines in the house price index, so that any adjustment shall reflect the net change in the house price index since the last adjustment. Declines in the house price index shall be accumulated and then reduce increases until subsequent increases exceed prior declines.”.

(2) HIGH-COST AREA LIMIT — Section 302(b)(2) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1717(b)(2)) is amended by adding after the period at the end the following: “Such foregoing limitations shall also be increased, with respect to properties of a particular size located in any area for which 115 percent of the median house price for such size residence exceeds the foregoing limitation for such size residence, to the lesser of 150 percent of such limitation for such size residence or the amount that is equal to 115 percent of the median house price in such area for such size residence.”.

(3) EFFECTIVE DATE — The amendments made by paragraphs (1) and (2) of this subsection shall take effect upon the expiration of the date described in section 201(a) of the Economic Stimulus Act of 2008 (Public Law 110-185).

(b) FREDDIE MAC —

(1) GENERAL LIMIT — Section 305(a)(2) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1454(a)(2)) is amended by striking the 6th and 7th sentences and inserting the following new sentences: “Such limitations shall not exceed $417,000 for a mortgage secured by a single-family residence, $533,850 for a mortgage secured by a 2-family residence, $645,300 for a mortgage secured by a 3-family residence, and $801,950 for a mortgage secured by a 4-family residence, except that such maximum limitations shall be adjusted effective January 1 of each year beginning after the effective date of the Federal Housing Finance Regulatory Reform Act of 2008, subject to the limitations in this paragraph. Each adjustment shall be made by adding to each such amount (as it may have been previously adjusted) a percentage thereof equal to the percentage increase, during the most recent 12-month or 4-quarter period ending before the time of determining such annual adjustment, in the housing price index maintained by the Director of the Federal Housing Finance Agency (pursuant to section 1322 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4541)). If the change in such house price index during the most recent 12-month or 4-quarter period ending before the time of determining such annual adjustment is a decrease, then no adjustment shall be made for the next year, and the next adjustment shall take into account prior declines in the house price index, so that any adjustment shall reflect the net change in the house price index since the last adjustment. Declines in the house price index shall be accumulated and then reduce increases until subsequent increases exceed prior declines.”.

(2) HIGH-COST AREA LIMIT — Section 305(a)(2) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1454(a)(2)) is amended by adding after the period at the end the following: “Such foregoing limitations shall also be increased, with respect to properties of a particular size located in any area for which 115 percent of the median house price for such size residence exceeds the foregoing limitation for such size residence, to the lesser of 150 percent of such limitation for such size residence or the amount that is equal to 115 percent of the median house price in such area for such size residence.”.

(3) EFFECTIVE DATE — The amendments made by paragraphs (1) and (2) of this subsection shall take effect upon the expiration of the date described in section 201(a) of the Economic Stimulus Act of 2008 (Public Law 110-185).

(c) SENSE OF CONGRESS — It is the sense of the Congress that the securitization of mortgages by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation plays an important role in providing liquidity to the United States housing markets. Therefore, the Congress encourages the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to securitize mortgages acquired under the increased conforming loan limits established under this Act.

(d) HOUSING PRICE INDEX — Part 2 of subtitle A of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4541 et seq.) is amended by inserting after section 1321 (as added by section 1123 of this Act) the following new section:

“SEC. 1322. HOUSING PRICE INDEX.

“The Director shall establish and maintain a method of assessing the national average 1-family house price for use for adjusting the conforming loan limitations of the enterprises. In establishing such method, the Director shall take into consideration the monthly survey of all major lenders conducted by the Federal Housing Finance Agency to determine the national average 1-family house price, the House Price Index maintained by the Office of Federal Housing Enterprise Oversight of the Department of Housing and Urban Development before the effective date of the Federal Housing Finance Regulatory Reform Act of 2008, any appropriate house price indexes of the Bureau of the Census of the Department of Commerce, and any other indexes or measures that the Director considers appropriate.”.

SEC. 1153. REMOVAL AND PROHIBITION AUTHORITY.

(a) IN GENERAL — Part 1 of subtitle C of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4631 et seq.) is amended —

(1) by redesignating sections 1377 through 1379B (12 U.S.C. 4637-4641) as sections 1379 through 1379D, respectively; and

(2) by inserting after section 1376 (12 U.S.C. 4636) the following:

“SEC. 1377. REMOVAL AND PROHIBITION AUTHORITY.

“(a) AUTHORITY TO ISSUE ORDER —

“(1) IN GENERAL — The Director may serve upon a party described in paragraph (2), or any officer, director, or management of the Office of Finance a written notice of the intention of the Director to suspend or remove such party from office, or prohibit any further participation by such party, in any manner, in the conduct of the affairs of the regulated entity.

“(2) APPLICABILITY — A party described in this paragraph is an entity-affiliated party or any officer, director, or management of the Office of Finance, if the Director determines that —

“(A) that party, officer, or director has, directly or indirectly —

“(i) violated —

“(I) any law or regulation;

“(II) any cease and desist order which has become final;

“(III) any condition imposed in writing by the Director in connection with the grant of any application or other request by such regulated entity; or

“(IV) any written agreement between such regulated entity and the Director;

“(ii) engaged or participated in any unsafe or unsound practice in connection with any regulated entity or business institution; or

“(iii) committed or engaged in any act, omission, or practice which constitutes a breach of such party’s fiduciary duty;

“(B) by reason of the violation, practice, or breach described in subparagraph (A) —

“(i) such regulated entity or business institution has suffered or will probably suffer financial loss or other damage; or

“(ii) such party has received financial gain or other benefit; and

“(C) the violation, practice, or breach described in subparagraph (A) —

“(i) involves personal dishonesty on the part of such party; or

“(ii) demonstrates willful or continuing disregard by such party for the safety or soundness of such regulated entity or business institution.

“(b) SUSPENSION ORDER —

“(1) SUSPENSION OR PROHIBITION AUTHORITY — If the Director serves written notice under subsection (a) upon a party subject to that subsection (a), the Director may, by order, suspend or remove such party from office, or prohibit such party from further participation in any manner in the conduct of the affairs of the regulated entity, if the Director —

“(A) determines that such action is necessary for the protection of the regulated entity; and

“(B) serves such party with written notice of the order.

“(2) EFFECTIVE PERIOD — Any order issued under this subsection —

“(A) shall become effective upon service; and

“(B) unless a court issues a stay of such order under subsection (g), shall remain in effect and enforceable until —

“(i) the date on which the Director dismisses the charges contained in the notice served under subsection (a) with respect to such party; or

“(ii) the effective date of an order issued under subsection (b).

“(3) COPY OF ORDER — If the Director issues an order under subsection (b) to any party, the Director shall serve a copy of such order on any regulated entity with which such party is affiliated at the time such order is issued.

“(c) NOTICE, HEARING AND ORDER —

“(1) NOTICE — A notice under subsection (a) of the intention of the Director to issue an order under this section shall contain a statement of the facts constituting grounds for such action, and shall fix a time and place at which a hearing will be held on such action.

“(2) TIMING OF HEARING — A hearing shall be fixed for a date not earlier than 30 days, nor later than 60 days, after the date of service of notice under subsection (a), unless an earlier or a later date is set by the Director at the request of —

“(A) the party receiving such notice, and good cause is shown; or

“(B) the Attorney General of the United States.

“(3) CONSENT — Unless the party that is the subject of a notice delivered under subsection (a) appears at the hearing in person or by a duly authorized representative, such party shall be deemed to have consented to the issuance of an order under this section.

“(4) ISSUANCE OF ORDER OF SUSPENSION — The Director may issue an order under this section, as the Director may deem appropriate, if —

“(A) a party is deemed to have consented to the issuance of an order under paragraph (3); or

“(B) upon the record made at the hearing, the Director finds that any of the grounds specified in the notice have been established.

“(5) EFFECTIVENESS OF ORDER — Any order issued under paragraph (4) shall become effective at the expiration of 30 days after the date of service upon the relevant regulated entity and party (except in the case of an order issued upon consent under paragraph (3), which shall become effective at the time specified therein). Such order shall remain effective and enforceable except to such extent as it is stayed, modified, terminated, or set aside by action of the Director or a reviewing court.

“(d) PROHIBITION OF CERTAIN SPECIFIC ACTIVITIES — Any person subject to an order issued under this section shall not —

“(1) participate in any manner in the conduct of the affairs of any regulated entity or the Office of Finance;

“(2) solicit, procure, transfer, attempt to transfer, vote, or attempt to vote any proxy, consent, or authorization with respect to any voting rights in any regulated entity;

“(3) violate any voting agreement previously approved by the Director; or

“(4) vote for a director, or serve or act as an entity-affiliated party of a regulated entity or as an officer or director of the Office of Finance.

“(e) INDUSTRY-WIDE PROHIBITION —

“(1) IN GENERAL — Except as provided in paragraph (2), any person who, pursuant to an order issued under this section, has been removed or suspended from office in a regulated entity or the Office of Finance, or prohibited from participating in the conduct of the affairs of a regulated entity or the Office of Finance, may not, while such order is in effect, continue or commence to hold any office in, or participate in any manner in the conduct of the affairs of, any regulated entity or the Office of Finance.

“(2) EXCEPTION IF DIRECTOR PROVIDES WRITTEN CONSENT — If, on or after the date on which an order is issued under this section which removes or suspends from office any party, or prohibits such party from participating in the conduct of the affairs of a regulated entity or the Office of Finance, such party receives the written consent of the Director, the order shall, to the extent of such consent, cease to apply to such party with respect to the regulated entity or such Office of Finance described in the written consent. Any such consent shall be publicly disclosed.

“(3) VIOLATION OF PARAGRAPH (1) TREATED AS VIOLATION OF ORDER — Any violation of paragraph (1) by any person who is subject to an order issued under subsection (h) shall be treated as a violation of the order.

“(f) APPLICABILITY — This section shall only apply to a person who is an individual, unless the Director specifically finds that it should apply to a corporation, firm, or other business entity.

“(g) STAY OF SUSPENSION AND PROHIBITION OF ENTITY-AFFILIATED PARTY — Not later than 10 days after the date on which any entity-affiliated party has been suspended from office or prohibited from participation in the conduct of the affairs of a regulated entity under this section, such party may apply to the United States District Court for the District of Columbia, or the United States district court for the judicial district in which the headquarters of the regulated entity is located, for a stay of such suspension or prohibition pending the completion of the administrative proceedings pursuant to subsection (c). The court shall have jurisdiction to stay such suspension or prohibition.

“(h) SUSPENSION OR REMOVAL OF ENTITY-AFFILIATED PARTY CHARGED WITH FELONY —

“(1) SUSPENSION OR PROHIBITION —

“(A) IN GENERAL — Whenever any entity-affiliated party is charged in any information, indictment, or complaint, with the commission of or participation in a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding 1 year under Federal or State law, the Director may, if continued service or participation by such party may pose a threat to the regulated entity or impair public confidence in the regulated entity, by written notice served upon such party, suspend such party from office or prohibit such party from further participation in any manner in the conduct of the affairs of any regulated entity.

“(B) PROVISIONS APPLICABLE TO NOTICE —

“(i) COPY — A copy of any notice under subparagraph (A) shall be served upon the relevant regulated entity.

“(ii) EFFECTIVE PERIOD — A suspension or prohibition under subparagraph (A) shall remain in effect until the information, indictment, or complaint referred to in subparagraph (A) is finally disposed of, or until terminated by the Director.

“(2) REMOVAL OR PROHIBITION —

“(A) IN GENERAL — If a judgment of conviction or an agreement to enter a pretrial diversion or other similar program is entered against an entity-affiliated party in connection with a crime described in paragraph (1)(A), at such time as such judgment is not subject to further appellate review, the Director may, if continued service or participation by such party may pose a threat to the regulated entity or impair public confidence in the regulated entity, issue and serve upon such party an order removing such party from office or prohibiting such party from further participation in any manner in the conduct of the affairs of the regulated entity without the prior written consent of the Director.

“(B) PROVISIONS APPLICABLE TO ORDER —

“(i) COPY — A copy of any order under subparagraph (A) shall be served upon the relevant regulated entity, at which time the entity-affiliated party who is subject to the order (if a director or an officer) shall cease to be a director or officer of such regulated entity.

“(ii) EFFECT OF ACQUITTAL — A finding of not guilty or other disposition of the charge shall not preclude the Director from instituting proceedings after such finding or disposition to remove a party from office or to prohibit further participation in the affairs of a regulated entity pursuant to subsection (a) or (b).

“(iii) EFFECTIVE PERIOD — Unless terminated by the Director, any notice of suspension or order of removal issued under this subsection shall remain effective and outstanding until the completion of any hearing or appeal authorized under paragraph (4).

“(3) AUTHORITY OF REMAINING BOARD MEMBERS —

“(A) IN GENERAL — If at any time, because of the suspension of 1 or more directors pursuant to this section, there shall be on the board of directors of a regulated entity less than a quorum of directors not so suspended, all powers and functions vested in or exercisable by such board shall vest in and be exercisable by the director or directors on the board not so suspended, until such time as there shall be a quorum of the board of directors.

“(B) APPOINTMENT OF TEMPORARY DIRECTORS — If all of the directors of a regulated entity are suspended pursuant to this section, the Director shall appoint persons to serve temporarily as directors pending the termination of such suspensions, or until such time as those who have been suspended cease to be directors of the regulated entity and their respective successors take office.

“(4) HEARING REGARDING CONTINUED PARTICIPATION —

“(A) IN GENERAL — Not later than 30 days after the date of service of any notice of suspension or order of removal issued pursuant to paragraph (1) or (2), the entity-affiliated party may request in writing an opportunity to appear before the Director to show that the continued service or participation in the conduct of the affairs of the regulated entity by such party does not, or is not likely to, pose a threat to the interests of the regulated entity, or threaten to impair public confidence in the regulated entity.

“(B) TIMING AND FORM OF HEARING — Upon receipt of a request for a hearing under subparagraph (A), the Director shall fix a time (not later than 30 days after the date of receipt of such request, unless extended at the request of such party) and place at which the entity-affiliated party may appear, personally or through counsel, before the Director or 1 or more designated employees of the Director to submit written materials (or, at the discretion of the Director, oral testimony) and oral argument.

“(C) DETERMINATION — Not later than 60 days after the date of a hearing under subparagraph (B), the Director shall notify the entity-affiliated party whether the suspension or prohibition from participation in any manner in the conduct of the affairs of the regulated entity will be continued, terminated, or otherwise modified, or whether the order removing such party from office or prohibiting such party from further participation in any manner in the conduct of the affairs of the regulated entity will be rescinded or otherwise modified. Such notification shall contain a statement of the basis for any adverse decision of the Director.

“(5) RULES — The Director is authorized to prescribe such rules as may be necessary to carry out this subsection.”.

(b) CONFORMING AMENDMENTS —

(1) SAFETY AND SOUNDNESS ACT — Subtitle C of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4501 et seq.) is amended —

(A) in section 1317(f), by striking “section 1379B” and inserting “section 1379D”;

(B) in section 1373(a) —

(i) in paragraph (1), by striking “or 1376(c)” and inserting “, 1376(c), or 1377”;

(ii) in paragraph (2), by inserting “or 1377” after “1371”; and

(iii) in paragraph (4), by inserting “or removal or prohibition” after “cease and desist”; and

(C) in section 1374(a) —

(i) by striking “or 1376” and inserting “1313B, 1376, or 1377”; and

(ii) by striking “such section” and inserting “this title”.

(2) FANNIE MAE CHARTER ACT — Section 308(b) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1723(b)) is amended in the second sentence, by striking “The” and inserting “Except to the extent that action under section 1377 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 temporarily results in a lesser number, the”.

(3) FREDDIE MAC CHARTER ACT — Section 303(a)(2)(A) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1452(a)(2)(A)) is amended, in the second sentence, by striking “The” and inserting “Except to the extent action under section 1377 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 temporarily results in a lesser number, the”.

SEC. 1161. CONFORMING AND TECHNICAL AMENDMENTS.

(a) AMENDMENTS TO 1992 ACT — The Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4501 et seq.), as amended by this Act, is amended —

(1) in section 1315 (12 U.S.C. 4515) —

(A) in subsection (a) —

(i) by striking “(a) Office Personnel — The” and inserting “(a) In General — Subject to title III of the Federal Housing Finance Regulatory Reform Act of 2008, the”; and

(ii) by striking “the Office” each place that term appears and inserting “the Agency”;

(B) in subsection (c), by striking “the Office” and inserting “the Agency”;

(C) in subsection (e), by striking “the Office” and inserting “the Agency”;

(D) by striking subsection (d) and redesignating subsection (e) as subsection (d); and

(E) by striking subsection (f);

(2) in section 1319A (12 U.S.C. 4520) —

(A) by striking “(a) In General —”; and

(B) by striking subsection (b);

(3) in section 1364(c) (12 U.S.C. 4614(c)), by striking the last sentence;

(4) by striking section 1383 (12 U.S.C. 1451 note);

(5) in each of sections 1319D, 1319E, and 1319F (12 U.S.C. 4523, 4524, 4525) by striking “the Office” each place that term appears and inserting “the Agency”; and

(6) in each of sections 1319B and 1369(a)(3) (12 U.S.C. 4521, 4619(a)(3)), by striking “Committee on Banking, Finance and Urban Affairs” each place such term appears and inserting “Committee on Financial Services”.

(b) AMENDMENTS TO FANNIE MAC CHARTER ACT — The Federal National Mortgage Association Charter Act (12 U.S.C. 1716 et seq.) is amended —

(1) in each of sections 303(c)(2) (12 U.S.C. 1718(c)(2)), 309(d)(3)(B) (12 U.S.C. 1723a(d)(3)(B)), and 309(k)(1) (12 U.S.C. 1723a(k)(1)), by striking “Director of the Office of Federal Housing Enterprise Oversight of the Department of Housing and Urban Development” each place that term appears, and inserting “Director of the Federal Housing Finance Agency”; and

(2) in section 309 —

(A) in subsection (m) (12 U.S.C. 1723a(m)) —

(i) in paragraph (1), by striking “to the Secretary, in a form determined by the Secretary” and inserting “to the Director of the Federal Housing Finance Agency, in a form determined by the Director”; and

(ii) in paragraph (2), by striking “to the Secretary, in a form determined by the Secretary” and inserting “to the Director of the Federal Housing Finance Agency, in a form determined by the Director”;

(B) in subsection (n) (12 U.S.C. 1723a(n)) —

(i) in paragraph (1), by striking “and the Secretary” and inserting “and the Director of the Federal Housing Finance Agency”; and

(ii) in paragraph (2), by striking “Secretary” each place that term appears and inserting “Director of the Federal Housing Finance Agency”; and

(C) in paragraph (3)(B), by striking “Secretary” and inserting “Director of the Federal Housing Finance Agency”.

(c) AMENDMENTS TO FREDDIE MAC CHARTER ACT — The Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1451 et seq.) is amended —

(1) in each of sections 303(b)(2) (12 U.S.C. 1452(b)(2)), 303(h)(2) (12 U.S.C. 1452(h)(2)), and section 307(c)(1) (12 U.S.C. 1456(c)(1)), by striking “Director of the Office of Federal Housing Enterprise Oversight of the Department of Housing and Urban Development” each place that term appears, and inserting “Director of the Federal Housing Finance Agency”;

(2) in section 306 (12 U.S.C. 1455) —

(A) in subsection (c)(2), by inserting “the” after “Secretary of”;

(B) in subsection (i) —

(i) by striking “section 1316(c)” and inserting “section 306(c)”; and

(ii) by striking “section 106” and inserting “section 1316”; and

(C) in subsection (j)(2), by striking “of substantially” and inserting “or substantially”; and

(3) in section 307 (12 U.S.C. 1456) —

(A) in subsection (e) —

(i) in paragraph (1), by striking “to the Secretary, in a form determined by the Secretary” and inserting “to the Director of the Federal Housing Finance Agency, in a form determined by the Director”; and

(ii) in paragraph (2), by striking “to the Secretary, in a form determined by the Secretary” and inserting “to the Director of the Federal Housing Finance Agency, in a form determined by the Director”; and

(B) in subsection (f) —

(i) in paragraph (1), by striking “and the Secretary” and inserting “and the Director of the Federal Housing Finance Agency”;

(ii) in paragraph (2), by striking “the Secretary” each place that term appears and inserting “the Director of the Federal Housing Finance Agency”; and

(iii) in paragraph (3)(B), by striking “Secretary” and inserting “Director of the Federal Housing Finance Agency”.

(d) AMENDMENT TO TITLE 18, UNITED STATES CODE — Section 1905 of title 18, United States Code, is amended by striking “Office of Federal Housing Enterprise Oversight” and inserting “Federal Housing Finance Agency”.

(e) AMENDMENTS TO FLOOD DISASTER PROTECTION ACT OF 1973 — Section 102(f)(3)(A) of the Flood Disaster Protection Act of 1973 (42 U.S.C. 4012a(f)(3)(A)) is amended by striking “Director of the Office of Federal Housing Enterprise Oversight of the Department of Housing and Urban Development” and inserting “Director of the Federal Housing Finance Agency”.

(f) AMENDMENT TO DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT ACT — Section 5 of the Department of Housing and Urban Development Act (42 U.S.C. 3534) is amended by striking subsection (d).

(g) AMENDMENTS TO TITLE 5, UNITED STATES CODE — Title 5, United States Code, is amended —

(1) in section 5313, by striking the item relating to the Director of the Office of Federal Housing Enterprise Oversight, Department of Housing and Urban Development and inserting the following new item: “Director of the Federal Housing Finance Agency.”; and

(2) in section 3132(a)(1) —

(A) in subparagraph (B), by striking “,, and” and inserting “, and”;

(B) in subparagraph (D) —

(i) by striking “the Federal Housing Finance Board”;

(ii) by striking “the Office of Federal Housing Enterprise Oversight of the Department of Housing and Urban Development” and inserting “the Federal Housing Finance Agency”; and

(iii) by striking “or or” at the end;

(C) in subparagraph (E), as added by section 8(d)(1)(B)(iii) of Public Law 107-123, by adding “or” at the end; and

(D) by redesignating subparagraph (E), as added by section 10702(c)(1)(C) of Public Law 107-171, as subparagraph (F).

(h) AMENDMENT TO SARBANES-OXLEY ACT — Section 105(b)(5)(B)(ii)(II) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7215(b)(5)(B)(ii)(II)) is amended by inserting “and the Director of the Federal Housing Finance Agency,” after “Commission,”.

(i) AMENDMENT TO FEDERAL DEPOSIT INSURANCE ACT — Section 11(t)(2)(A) of the Federal Deposit Insurance Act (12 U.S.C. 1821(t)(2)(A)) is amended by adding at the end the following:

“(vii) Federal Housing Finance Agency.”.

SEC. 1162. PRESIDENTIALLY-APPOINTED DIRECTORS OF ENTERPRISES.

(a) FANNIE MAE —

(1) IN GENERAL — Section 308(b) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1723(b)) is amended —

(A) in the first sentence, by striking “eighteen persons, five of whom shall be appointed annually by the President of the United States, and the remainder of whom” and inserting “13 persons, or such other number that the Director determines appropriate, who”;

(B) in the second sentence, by striking “appointed by the President”;

(C) in the third sentence —

(i) by striking “appointed or”; and

(ii) by striking “, except that any such appointed member may be removed from office by the President for good cause”;

(D) in the fourth sentence, by striking “elective”; and

(E) by striking the fifth sentence.

(2) TRANSITIONAL PROVISION — The amendments made by paragraph (1) shall not apply to any appointed position of the board of directors of the Federal National Mortgage Association until the expiration of the annual term for such position during which the effective date under section 1163 occurs.

(b) FREDDIE MAC —

(1) IN GENERAL — Section 303(a)(2) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1452(a)(2)) is amended —

(A) in subparagraph (A) —

(i) in the first sentence, by striking “18 persons, 5 of whom shall be appointed annually by the President of the United States and the remainder of whom” and inserting “13 persons, or such other number as the Director determines appropriate, who”; and

(ii) in the second sentence, by striking “appointed by the President of the United States”;

(B) in subparagraph (B) —

(i) by striking “such or”; and

(ii) by striking “, except that any appointed member may be removed from office by the President for good cause”; and

(C) in subparagraph (C) —

(i) by striking the first sentence; and

(ii) by striking “elective”.

(2) TRANSITIONAL PROVISION — The amendments made by paragraph (1) shall not apply to any appointed position of the board of directors of the Federal Home Loan Mortgage Corporation until the expiration of the annual term for such position during which the effective date under section 1163 occurs.